UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2004

Date of Report (Date of earliest event reported)

GREAT LAKES AVIATION, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Iowa	000-23224	42-1135319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1022 Airport Parkway

Cheyenne, Wyoming 82001

(Address of Principal Executive Offices, including Zip Code)

(307) 432-7000

(Registrant’s Telephone Number, including Area Code)

ITEM 5. OTHER EVENTS

Effective April 15, 2004, Great Lakes Aviation, Ltd. terminated James A. Frazier, the company’s Vice President of Customer Service, after discovering that Mr. Frazier misappropriated company funds for personal use. The precise amount of funds diverted is still under investigation, but the company believes the amount is not material from the perspective of the company’s financial position. The company is not aware of any material accounting irregularities related to Mr. Frazier’s activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2004

GREAT LAKES AVIATION, LTD.

By:	/s/ Charles R. Howell IV
Charles R. Howell IV
Chief Executive Officer